Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

PETCO HEALTH AND WELLNESS COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common stock, par value $0.001 per share	Rule 457(a) (2)	1,074,000 (3)	$3.58	$3,844,920	$147.60 per $1,000,000	$567.51

Equity	Class A common stock, par value $0.001 per share	Rule 457(a) (2)	750,000 (3)	$5.00	$3,750,000	$147.60 per $1,000,000	$553.50

Equity	Class A common stock, par value $0.001 per share	Rule 457(a) (2)	1,000,000 (3)	$7.50	$7,500,000	$147.60 per $1,000,000	$1,107.00

Equity	Class A common stock, par value $0.001 per share	Rule 457(a) (2)	1,000,000 (3)	$10.00	$10,000,000	$147.60 per $1,000,000	$1,476.00

Equity	Class A common stock, par value $0.001 per share	Rule 457(a) (4)	1,000,000 (5)	$2.50	$2,500,000	$147.60 per $1,000,000	$369.00

Total Offering Amounts					$27,594,920		$4,073.01

Total Fee Offsets							—

Net Fee Due							$4,073.01

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall be deemed to cover any additional shares of Class A common stock, par value $0.001 per share (the “Common Stock”) of Petco Health and Wellness Company, Inc. that may be issued in connection with stock options granted pursuant to the Petco Health and Wellness Company, Inc. Form of Grant Notice for Inducement Nonqualified Stock Options and Standard Terms and Conditions for Inducement Nonqualified Stock Options (the “Option Awards”) and restricted stock units granted pursuant to the Petco Health and Wellness Company, Inc. Form of Grant Notice for Inducement Restricted Stock Unit Award and Standard Terms and Conditions for Inducement Restricted Stock Units (the “RSU Award”) as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)	For purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the applicable exercise price of the Option Awards.
(3)	Represents shares of Common Stock issuable pursuant to the Option Awards.
(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and based on the average of the high and low sale prices of the Common Stock, as quoted on the Nasdaq Stock Market, on May 21, 2024.

(5)	Represents shares of Common Stock issuable pursuant to the RSU Award.